SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]   Soliciting Material Pursuant to
            Section 240.14a-11(c)
            or Section 240.14a-12

                                   West Coast Bancorp

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                (Name of Registrant as Specified In Its Charter)
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     (Name of  Person(s)  Filing Proxy  Statement if other than the  Registrant)
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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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

                                                                PRELIMINARY COPY



                         [WEST COAST BANCORP LETTERHEAD]


March 21, 2003



Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of West Coast Bancorp to be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 22, 2003, at 2:00 p.m. local time.

     At the annual meeting, you will be asked to consider and vote on two amendments to our Articles of Incorporation proposed by our board of directors, the election of directors, ratification of our appointment of our independent auditors, and such other business as may properly come before the annual meeting.

     Your vote is very important to us. Regardless of whether or not you plan to attend the meeting in person, please vote by returning the enclosed proxy card, or by voting via the Internet or by telephone. A proxy card is enclosed in the front of your mailing envelope. Instructions on how to vote through the Internet or by telephone are included in the enclosed Proxy Statement.

     We value you as a West Coast Bancorp shareholder, and we look forward to seeing you at the meeting.

                                    Sincerely,


                                    Robert D. Sznewajs
                                    President and CEO

                                                                PRELIMINARY COPY


                               WEST COAST BANCORP
                          5335 Meadows Road, Suite 201
                            Lake Oswego, Oregon 97035

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 22, 2003
                             2:00 p.m., Pacific Time

To the Shareholders of West Coast Bancorp:

     The 2003 Annual Meeting of Shareholders of West Coast Bancorp will be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 22, 2003, at 2:00 p.m. local time. At the meeting, shareholders will be asked to consider and vote on the following matters:

         1. Amending our Restated Articles of Incorporation (the "Articles") to declassify the Board of Directors and provide for one-year terms of office for all of our directors;

         2. Amending the Articles to limit the authority of the Board of Directors to authorize the issuance of preferred stock in specified circumstances;

         3. Electing four directors to serve three-year terms and one director to serve a two-year term or, if proposal 1 is approved, electing all ten of our directors to serve for one-year terms;

         4. Ratifying the appointment of Deloitte & Touche LLP to serve as our independent public accountants for 2003; and

         5. Such other business as may properly come before the meeting or an adjournment thereof.

     Only shareholders of record on March 3, 2003, may vote on proposals at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, or to vote electronically by telephone or Internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

     Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy
Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of our company and in its growth and development.

                                    BY ORDER OF THE BOARD OF DIRECTORS


March 21, 2003
                                    Richard R. Rasmussen, Secretary


================================================================================
                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope, or vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the accompanying Proxy Statement for further details. You do not need to keep your Proxy for admission to the Annual Meeting.
================================================================================

                               WEST COAST BANCORP
                          5335 Meadows Road, Suite 201
                            Lake Oswego, Oregon 97035
                                 (503) 684-0884

                                 PROXY STATEMENT

     GENERAL. This proxy statement and the accompanying proxy are being furnished to you as a shareholder in connection with the solicitation of proxies by the Board of Directors of West Coast Bancorp ("Bancorp" or the "Company"), for use at the Annual Meeting of Shareholders to be held Tuesday, April 22, 2003, and at any adjournment of the meeting. These proxy materials are first being mailed March 21, 2003.

     To vote by proxy, please sign and date the enclosed proxy and return it to us as soon as possible. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you return a proxy without instructions, your shares will be voted in accordance with the recommendation of our Board of Directors -- FOR each of the proposed amendments to our Articles of Incorporation, FOR all nominees for election as directors, and FOR ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. A proxy may be revoked before its exercise by filing written notice of revocation or a subsequently dated proxy with Bancorp's Secretary, or by voting in person at the Annual Meeting. If you vote over the Internet or by telephone as described below, you need not also mail a proxy to us.

     VOTING AT THE MEETING. March 3, 2003 has been established as the record date for the meeting. Holders of record of Bancorp common stock as of that date are entitled to notice of and to vote at the meeting. On the record date, there were 15,251,883 shares of common stock outstanding and each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the conduct of business at the meeting.

     ALTERNATIVE VOTING METHODS. We encourage you to vote electronically or by telephone. Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services ("Wells Fargo"), may vote via the Internet at Wells Fargo's Internet address, www.eproxy.com/wcbo/, or by telephone by calling
(800) 240-6326. Shareholders holding shares with a brokerage firm or a bank may also be eligible to vote via the Internet or by telephone by calling the telephone number referenced on their voting form. Please see "Voting Via the Internet or by Telephone" near the end of this proxy statement.

     SOLICITATION OF PROXIES. Proxies will be solicited primarily through the mail, but may also be solicited by directors and officers of the Company and its primary operating subsidiaries, West Coast Bank (the "Bank") and West Coast Trust Company, Inc. ("WCT"). We may also engage an outside proxy solicitation firm and pay a fee for such services. All costs of solicitation of proxies will be borne by the Company.

     SPECIAL NOTE REGARDING ELECTION OF DIRECTORS AT 2003 ANNUAL MEETING. The Company's Restated Articles of Incorporation (the "Articles") currently provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. Under normal circumstances, nominees to fill available positions in the class whose term expires at this year's Annual Meeting would stand for election, together with any directors appointed to fill vacancies on our board since our last annual meeting of shareholders, as required by Oregon law. However, our board has approved and proposed for consideration by shareholders an amendment to the Articles to eliminate the classification of the Board of Directors and require that all directors serve one-year terms. If this proposal is approved by shareholders, our board intends to have all directors stand for election at the Annual Meeting of Shareholders.

     Because the vote on the proposed amendment to the Articles will affect voting for directors, the shareholders will be asked to vote on the proposed amendment prior to the election of directors. As is further described in this proxy statement, if shareholders approve the proposed amendment, at the Annual Meeting shareholders will elect ten directors to serve for one-year terms. If shareholders reject the proposal, shareholders will be asked to elect four directors to serve three-year terms and one director to serve a two-year term.

           PROPOSAL 1 - APPROVAL OF AMENDMENT OF OUR RESTATED ARTICLES
     OF INCORPORATION TO PROVIDE FOR ONE-YEAR TERMS OF OFFICE FOR DIRECTORS

     As part of its review of corporate governance issues during 2002, our Board of Directors decided that all directors should be elected by the shareholders each year. Currently, the Board of Directors is divided into three classes of directors, with each class containing as nearly an equal number of positions as possible. The three classes of directors serve staggered three-year terms, such that approximately one-third of our directors are elected at each annual meeting of shareholders. A board that is divided into classes in this manner is often referred to as a "classified" board.

     The Board of Directors has unanimously approved and recommended for approval by shareholders an amendment to Section IIIB of the Articles to eliminate the classification of our board into three different classes. A copy of the proposed amendment is attached to this proxy statement as Appendix A. If the amendment is approved and becomes effective, the Board of Directors will not be classified and its members will not serve staggered terms. Instead, all directors will be elected at each annual meeting of shareholders and serve a one-year term and until their successors are elected and qualify or until their earlier resignation, removal or death.

     The Board of Directors believes that the election of all directors annually will promote shareholder democracy and is in the best interests of Bancorp and its shareholders. Annual election will facilitate the removal of directors who are not, in the view of a majority of shareholders, managing the Company in the best interests of the Company.

     A classified board of directors tends to discourage hostile takeovers by lengthening the time required to obtain control of the board in a proxy contest. However, the status of the Company as a bank holding company already presents a significant obstacle to hostile takeovers due to the regulatory approval requirements applicable to persons seeking control of a bank or bank holding company. Therefore, elimination of the classified board may not materially increase the Company's vulnerability to takeover proposals. The Board of Directors is not presently aware of any proposed or threatened takeover of the Company.

     If the amendment is approved by the shareholders at the Annual Meeting, the directors whose terms would have continued after the meeting (Michael J. Bragg, William B. Loch, Jack E. Long, J. F. Ouderkirk, and Steven N. Spence) will resign as directors and all the current directors will stand for re-election for a one-year term ending at the 2004 Annual Meeting of Shareholders. See "Proposal 3-Election of Directors." The amendment will become effective upon the filing of articles of amendment containing the amendment with the Oregon Secretary of State, which will occur as soon as reasonably practicable following the Annual Meeting.

     Provided that a quorum is present, the proposed amendment of the Articles to provide for one-year terms of office for directors will be approved if more votes are cast for the proposal than against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and shares not voted on this proposal by brokers or nominees will not be counted as voted for purposes of determining whether the proposal has been approved.

     The Board of Directors unanimously recommends that you vote FOR approval of the amendment to the Articles to declassify our board and provide for one-year terms of office for all directors.


                          -----------------------------


                    PROPOSAL 2 - APPROVAL OF AMENDMENT OF OUR
   RESTATED ARTICLES OF INCORPORATION RELATING TO ISSUANCE OF PREFERRED STOCK

     The Articles authorize the issuance of 10 million shares of preferred stock and 50 million shares of common stock. No shares of preferred stock are presently outstanding. Our Board of Directors currently has the authority, without shareholder approval, to designate series of Bancorp's preferred stock, to determine the rights and preferences applicable to a series, including dividend, voting, conversion, redemption, and liquidation rights, and to issue shares of a series of preferred stock. This power to designate and then issue preferred stock without shareholder approval is commonly referred to as "blank check preferred stock."

     A frequent criticism of blank check preferred stock, especially by institutional shareholders, is that it may be used as an antitakeover device. When faced with a hostile takeover, a company's board of directors may choose to issue preferred stock with terms that will make a takeover more difficult, such as special voting rights, or liquidation rights triggered by a change in control that would increase the cost of acquiring the company.

     In connection with its review of corporate governance issues during 2002, our Board of Directors determined that it would be appropriate to include limits in our governing documents on its ability to issue preferred stock in the face of a takeover threat. Accordingly, the Board approved, subject to shareholder approval, an amendment to Section IIB of our Articles providing that additional shareholder approval will be required to issue preferred stock if the Board of Directors has received notice, or is otherwise aware, of a transaction or event pursuant to which either:

     o Any person (including a group of persons acting together) has acquired or proposes to acquire beneficial ownership of securities of the Company representing 10 percent or more of the combined voting power of the Company's outstanding securities. The provision does not apply to beneficial ownership by a subsidiary of the Company, an employee benefit plan or similar plan sponsored by the Company, or a person who has not acquired shares with the purpose or effect of changing or influencing control of the Company.

     o The Company would be involved in a merger or consolidation in which less than 50 percent of the outstanding voting securities of the corporation resulting from the merger would be owned by persons who were shareholders of the Company immediately prior to the transaction.

     A copy of the proposed amendment is attached to this proxy statement as Appendix B.

     The authority of the Board of Directors to authorize the issuance of preferred stock would be limited under the proposed Articles amendment only if the Board were aware of the occurrence of circumstances described above. In the absence of such an occurrence, the Board would continue to have the power to issue preferred stock for most any corporate purpose, such as raising capital or improving the Company's balance sheet. The Board is not presently aware of any proposed or threatened takeover of the Company.

     Provided that a quorum is present, the proposed amendment of the Articles limiting the authority of the Board of Directors to issue preferred stock will be approved by the shareholders if more votes are cast for the proposal than against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal and shares not voted on this proposal by brokers or nominees will not be counted as voted for purposes of determining whether the proposal has been approved. If approved, the amendment will become effective upon the filing of articles of amendment containing the amendment with the Oregon Secretary of State, which will occur as soon as reasonably practicable following the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT OF THE ARTICLES RELATING TO THE AUTHORITY OF THE BOARD TO ISSUE PREFERRED STOCK.


                          -----------------------------

                       PROPOSAL 3 -- ELECTION OF DIRECTORS

GENERAL

     Under the Articles, our Board of Directors may establish the total number of positions on our board within a range of 8 to 20. Our board is currently comprised of ten positions. The Board of Directors is presently divided into three classes serving staggered three-year terms, with approximately one-third of the directors standing for election each year. If shareholders vote to declassify our board, each board member will be elected annually.

     At any time that a vacancy occurs on our board either due to resignation, removal or death of a director, or board action to increase the number of positions on our board, the Board of Directors is authorized to elect new directors to fill such vacancies for the remaining term. Over the past few months, the Board has twice voted to appoint new directors to vacant positions on our board. In January 2003, the Board voted to add one position and elected Steven J. Oliva to fill an existing vacancy and Nancy Wilgenbusch to fill the vacancy resulting from the increase in positions. In February 2003, the Board voted to add another new position and elected Duane C. McDougall to fill the vacancy. Under Oregon law, each of our new directors is required to stand for election at the Annual Meeting of Shareholders.

     In the event shareholders approve the proposal to declassify our Board of Directors, all directors will stand for election at the annual meeting and will be elected for one-year terms. Our board has nominated Mr. Oliva, Ms. Wilgenbusch, and Mr. McDougall to stand for election, together with our other current directors Lloyd D. Ankeny, Michael J. Bragg, William B. Loch, Jack E. Long, J. F. Ouderkirk, Steven N. Spence and Robert D. Sznewajs, who also serves as our President and CEO. Each nominee has consented to serve if elected. If any nominee becomes unable to serve prior to the meeting, our board may designate a replacement nominee and in such case your Proxy will be voted for such replacement.

     If shareholders fail to approve the proposal to declassify the Board of Directors, five directors will stand for election at the annual meeting. In that event, our board has conditionally nominated Mr. Ankeny, Mr. McDougall, Mr. Sznewajs and Ms. Wilgenbusch to serve for three-year terms to expire in 2006. In addition, Mr. Oliva has been nominated to serve a two-year term expiring in 2005.

     Nominations for director may be made by our board or by any shareholder, but in the case of a shareholder, only in accordance with the prior notice provisions contained in our Bylaws. Under our Bylaws, a shareholder may nominate at a meeting persons for election as director only if written notice of such shareholder's intent to make a nomination is given to our Secretary at least 60 days before the annual meeting (provided that, if the date of a meeting is not publicly announced more than 90 days in advance, such notice must be given within 15 days after the first public disclosure of the annual meeting date).

                    INFORMATION WITH RESPECT TO NOMINEES AND
                       DIRECTORS WHOSE TERMS MAY CONTINUE

     Nominees for election as directors are listed below. As of December 31, 2002, directors of Bancorp also served as directors of the Bank.

     Nominees for Director in the Event Proposal to Declassify Board is Approved

Lloyd D. Ankeny, 65                Mr.  Ankeny has been a private  real  estate
 Director since 1995               investor for more than five years.

Michael J. Bragg, 53               Mr. Bragg has been a Partner of Grenley,
 Director since 1999               Rotenberg, Evans, Bragg & Bodie, P.C., a
                                   Portland, Oregon, based law firm, for more than five years. Mr. Bragg is also Chairman of the Board of the Oregon Humane Society.

William B. Loch, 69                Mr. Loch is Chairman of the Board, President
 Director since 1982               and CEO of Capital City Companies, Inc., a
                                   petroleum distribution business, Capital
                                   Warehouse Company, Inc., a warehousing
                                   business, and Oregon Petroleum Transport
                                   Co., a petroleum transportation company, each headquartered in Salem, Oregon. He has served in these positions for more than five years. Mr. Loch also serves as a director of Salem Development, Inc. a land development company.

Jack E. Long, 64                   Mr. Long serves as Secretary and Treasurer
 Director since 1990               of J&L Nursery, Inc., a farming operation,
                                   and as Secretary and Treasurer of
                                   Performance Northwest, Inc., a wholesale distributor of motorcycle parts and lubricants. He has held these positions for more than five years.

Duane C. McDougall, 51             Mr. McDougall was President and Chief
 Director since 2003               Executive Officer of Willamette Industries,
                                   Inc., a diversified manufacturer of paper and other forest products, from December
                                   1998 through 2002.  Prior to becoming
                                   President and CEO, he served as Chief
                                   Operating Officer and Executive Vice
                                   President and in other positions at
                                   Willamette Industries for 21 years.
                                   Mr. McDougall also serves as a director of Cascade Corporation and Infocus Corporation.

Steven J. Oliva, 62                Mr. Oliva has served as President and CEO of
 Director since 2003               Hi-School Pharmacy, Inc., for more than five
                                   years.  He also serves as trustee of
                                   Southwest Washington Medical Center and is a board member of the Free Clinic of SW
                                   Washington, the National Association of
                                   Chain Drug Stores, the Columbia United
                                   Providers Insurance Company, and Oregon
                                   State University Advisory Board - School of
                                   Pharmacy. He is also a real estate investor.

J. F. Ouderkirk, 52                Mr. Ouderkirk has been a Partner of
 a Director since 1995             Ouderkirk and Hollen LLP, law firm located
                                   in Newport, Oregon, for more than five years.

Steven N. Spence, 55               Mr. Spence has been a Senior Vice President
 Director since 2001               of UBS Paine Webber Inc., a securities
                                   brokerage firm, and its predecessors in
                                   Portland, Oregon, for more than five years.
                                   Mr. Spence is also Chairman of the Board of Trustees of Marylhurst University and Vice
                                   Chairman of the Portland Art Museum.

Robert D. Sznewajs, 56             Mr. Sznewajs has been President and CEO of
 Director since 2000               Bancorp and the Bank since January 1, 2000.
                                   Prior to joining us, Mr. Sznewajs served in various positions at U.S. Bancorp for more than five years, including most recently as Vice Chairman. Mr. Sznewajs is also a director of Coinstar Inc.

Nancy Wilgenbusch, 55              Ms. Wilgenbusch has served as the President
 Director since 2003               of Marylhurst University for more than five
                                   years.  She also chairs the Oregon Regional
                                   Advisory Board for PacificCorp, is a member of the PacificCorp Advisory Board for Scottish Power and a trustee of Aquila
                                   Cascadia Equity Fund and Tax-Free Trust of
                                   Oregon and Cascadia Equity Fund and Tax-Free
                                   Trust of Oregon. Ms. Wilgenbusch also serves as a director of Cascade Corporation.

     IN THE EVENT PROPOSAL 1 IS NOT APPROVED BY SHAREHOLDERS, THE FOLLOWING TABLE SETS FORTH THE NAMES AND TERMS OF OFFICE OF NOMINEES FOR ELECTION AS DIRECTORS AND DIRECTORS WHOSE TERMS WILL CONTINUE.

         Directors Standing for Election

                  Name                                  Expiration of Term
                  ----                                  ------------------
         Mr. Ankeny                                           2006
         Mr. McDougall                                        2006
         Mr. Sznewajs                                         2006
         Ms. Wilgenbusch                                      2006
         Mr. Oliva                                            2005


         Directors Continuing in Office

         Mr. Bragg                                            2005
         Mr. Loch                                             2005
         Mr. Long                                             2004
         Mr. Ouderkirk                                        2004
         Mr. Spence                                           2004

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established certain standing committees, including an Audit, Compliance and Governance Committee, a Compensation and Personnel Committee, and a Nominating Committee. During 2002, our board met 12 times. Each director attended at least 75% of the total meetings of the Board of Directors and all committees on which he served during 2002.

Committee Membership At Fiscal Year-End 2002

-------------------- -------------------- ------------------- ---------------- ----------------------

     Name             Audit, Compliance    Compensation and     Nominating      Loan, Investment and
                      and Governance           Personnel                          Asset/Liability
-------------------- -------------------- ------------------- ---------------- ----------------------
Lloyd D. Ankeny               |X|                  |X|               |X| *
-------------------- -------------------- ------------------- ---------------- ----------------------
Michael J. Bragg                                                                         |X| *
-------------------- -------------------- ------------------- ---------------- ----------------------
William B. Loch                                    |X|               |X|                 |X|
-------------------- -------------------- ------------------- ---------------- ----------------------
Jack E. Long                  |X|                  |X| *             |X|
-------------------- -------------------- ------------------- ---------------- ----------------------
J. F. Ouderkirk               |X|
-------------------- -------------------- ------------------- ---------------- ----------------------
Robert D. Sznewajs                                                                       |X|
-------------------- -------------------- ------------------- ---------------- ----------------------
Steven N. Spence              |X| *                                  |X|
-------------------- -------------------- ------------------- ---------------- ----------------------

         *  Chairperson

CURRENT BOARD COMMITTEES

     AUDIT, COMPLIANCE AND CORPORATE GOVERNANCE COMMITTEE. The Audit, Compliance and Corporate Governance Committee (the "Audit Committee") of the Board of Directors operates under a formal written charter adopted by the Board. A copy of the charter of the Audit Committee is attached as Appendix C to this proxy statement. The Audit Committee held eleven meetings during 2002.

     The Audit Committee is currently comprised of Mr. Spence (Chair), Mr. McDougall, Mr. Ouderkirk, Mr. Spence, and Ms. Wilgenbusch. Ms. Wilgenbusch replaced Mr. Long on the Audit Committee in January 2003. Mr. McDougall was appointed to the Audit Committee in February 2003. The Board of Directors has determined that Mr. McDougall is an audit committee financial expert and is independent as those terms are defined in the proxy disclosure rules of the Securities and Exchange Commission (the "SEC").

     The Audit Committee has sole authority to appoint or replace Bancorp's independent auditors and is directly responsible for compensating and overseeing their work. In addition, the Audit Committee must pre-approve all audit services and legally permitted non-audit services. Our independent auditors report directly to the Audit Committee, which evaluates their independence and performance at least annually.

     The Audit Committee oversees the Company's internal audit function and is responsible for reviewing significant reports prepared by the internal auditing department. The Audit Committee also assists the Board of Directors in overseeing the quality and integrity of Bancorp's accounting and reporting practices and implementing sound principles and practices of corporate governance.

     While the Audit Committee has the responsibilities and authority described above and in its charter, it is not the duty of the Audit Committee to plan or conduct audits or determine whether financial statements and other disclosures are complete, accurate, and in accordance with generally accepted accounting principles. These remain the responsibilities of our management and independent auditors.

     COMPENSATION AND PERSONNEL COMMITTEE. The Compensation and Personnel Committee (the "Compensation Committee") is charged with, among other things, establishing performance goals and incentive opportunity levels for, and approving the base salary, incentive compensation, stock option grants, restricted stock awards, and other compensation of our chief executive officer and the Company's other executive officers. In addition, the Compensation Committee reviews the base salary and incentive compensation of other senior officers and reviews and recommends to the full Board stock option and restricted stock grants for all employees. During 2002, the Compensation Committee also reviewed and recommended to the full Board the compensation to be paid to directors. The Compensation Committee held seven meetings in 2002. The Compensation Committee is currently comprised of Mr. Long (Chair), Mr. Akeny, Mr. Loch, Mr. Long, Mr. McDougall, Mr. Spence, and Ms. Wilgenbusch.

     NOMINATING COMMITTEE. The Nominating Committee is charged with identifying persons qualified to become directors, recommending persons to be appointed as directors in between annual meetings, and nominating persons to run for election as directors at Bancorp's annual meetings. The Committee will consider recommendations of security holders concerning nominees for director. Any recommendation, including names and qualifications of a nominee, may be submitted to Bancorp to the attention of the Chairperson of the Board of Directors. The Nominating Committee held one meeting in 2002. The Nominating Committee is currently comprised of Mr. Ankeny (Chair), Mr. Bragg, Mr. Long, and Mr. Spence.

     LOAN, INVESTMENT, AND ASSET/LIABILITY COMMITTEE. The Loan, Investment, and Asset/Liability Committee (the "ALCO Committee") is responsible for approving loans in excess of management's authorized approval limits and for initial review of Regulation O loans involving insiders. The ALCO Committee is assigned the function of overseeing the monitoring of all lending policies, portfolio quality, delinquencies, collection and charge-off procedures, loan loss reserves, loan quality review guidelines, the credit review function, and approval and collateral evaluations. The ALCO Committee also monitors loan concentrations, delinquency trends, composition of loans, exceptions to lending policy, credit risk of off balance sheet items such as letters of credit, and commitments to buy and sell loans or securities. The ALCO Committee is currently comprised of Mr. Bragg (Chair), Mr. Loch, Mr. Long, Mr. Oliva, and Mr. Sznewajs.

     The Company's Chief Credit Officer provides monthly reports to the ALCO Committee. In addition, the ALCO committee receives monthly reports from management on investment activities, prognosis of the market, strategies for investment and broker activities, and other relevant investment and other issues.

CORPORATE GOVERNANCE

     Bancorp has taken numerous steps in the past year to improve its corporate governance over and above the requirements of applicable law. Those steps include the adoption of a revised charter for the Audit Committee, including assignment of corporate governance oversight responsibilities to the Audit Committee, the creation of an independent Nominating Committee, adoption of charters for each of the board committees, and adoption of a management succession plan.

     The Board of Directors also adopted several policies, including policies that:

          o limit the number of other boards the CEO and other Bancorp directors may serve on;

          o generally prohibit former CEOs of Bancorp from serving on the Board;

          o prohibit the repricing of stock options;

          o require certain levels of ownership of Bancorp stock by executive officers and directors;

          o provide that directors may not stand for election after reaching age 70;

          o grant the Board and board committees authority to retain legal counsel and other outside advisers, and

          o provide for regular meetings of independent directors and require director education.

     In addition, the Board has approved and submitted to the shareholders at this year's annual meeting proposals to provide for one year rather than three year terms for directors, to ratify the selection of Bancorp's independent auditors, and to limit the Board's authority to issue preferred stock in certain circumstances, as described in greater detail in other parts of this proxy statement.

COMPENSATION OF DIRECTORS

     RETAINERS AND FEES. Directors who are employees of Bancorp or the Bank receive no fees for their services as directors. Non-employee "outside" directors receive annual retainers as board members and fees for committee participation. During 2002, the Board Chairperson and each Committee Chair received a retainer of $23,000 (or $1,917 per month) and each director received a retainer of $20,000 (or $1,667 per month). The annual retainers paid to board members were increased to $26,000 and $23,000, respectively, for 2003. During 2002, each director also received $200 for each committee meeting attended, either as a member of a committee or at the request of the committee. Directors who also serve on the board of directors of WCT, including Mr. Bragg, Mr. Ouderkirk and Mr. Oliva, receive $200 for WCT board meetings attended. Mr. Ouderkirk receives an additional $3,000 per year for serving as chair of the WCT board. In April 2002, Mr. Ankeny and Mr. Spence each received $1,000 in additional compensation for services provided in connection with a proposed corporate transaction.

     Also in 2002, each non-employee director was granted a fully-vested option under the Company's 2002 Stock Incentive Plan to purchase 3,000 shares of Bancorp common stock with an exercise price equal to the market price on the date of grant. A similar grant is planned for 2003 pursuant to a board resolution that automatically grants each director in office immediately following each annual meeting a fully-vested option to purchase 3,000 shares. All non-employee Bancorp directors were granted 3,000 shares of restricted stock under the 2002 Stock Incentive Plan in June 2002, subject to annual vesting in equal amounts over a three-year period. Each of our three new directors appointed in 2003 received similar grants of restricted stock at the time they were appointed to our board.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Board of Directors has adopted a Directors' Deferred Compensation Plan ("Directors' DCP") that is open to all non-employee directors of Bancorp or its subsidiaries on a completely voluntary basis.

     Under the Directors' DCP, directors may elect to defer payment of some or all of their directors' fees. Contributions are transferred to a so-called "rabbi trust." A director may invest deferred fees in a number of investment funds or in Bancorp common stock. Bancorp will make distributions in accordance with individual elections. Directors are fully vested in their benefits under the Directors' DCP at all times.

     Distributions from the Directors' DCP are taxed as ordinary income in the year they are received by participants. Bancorp will generally receive a deduction for the deferred directors' fees at that time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of Bancorp common stock beneficially owned as of December 31, 2002, by our current directors and nominees for director, the executive officers named in the summary compensation table below, shareholders known to us to beneficially own more than five percent of our common stock, and all executive officers and directors of Bancorp as a group. Beneficial ownership includes shares currently owned, shares that a person has a right to vote or transfer, and any shares that a person has a right to acquire within 60 days. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. At December 31, 2002, Bancorp had 15,360,924 shares outstanding.

Five Percent Owners

                                    Number of Shares                         Percent of
Name and Address              Beneficially Owned (1)(2)(3)               Class Outstanding
----------------              ----------------------------               -----------------
Banc Fund IV L.P.                                                               5.5%
Banc Fund V L.P.                        839,117(4)
Banc Fund VI L.P.
208 S. LaSalle Street
Chicago, IL 60604
Officers and Directors

 Name




 Lloyd D. Ankeny                             148,353                               *
 Michael J. Bragg                             39,816(5)                            *
 James D. Bygland                             26,868                               *
 Anders Giltvedt                              88,966(6)                            *
 William B. Loch                              90,781(5)                            *
 Jack E. Long                                 70,646(7)                            *
 Duane C. McDougall                                -                               *
 Xandra McKeown                               14,335                               *
 Steven J. Oliva                                   -                               *
 J. F. Ouderkirk                              96,470                               *
 David Prysock                                40,383(6)                            *
 Steven N. Spence                             12,334                               *
 Robert D. Sznewajs                          253,003                              1.6%
 Nancy Wilgenbusch                                 -                               *
 All directors and executive officers      1,043,740(5)(6)(7)                     6.6%
 as a group (15 persons)
----------------------
*Represents less than one percent of our outstanding common stock.

(1) Share amounts include shares subject to stock options exercisable within 60 days after December 31, 2002, as follows: Lloyd D. Ankeny, 41,569 shares; Michael J. Bragg, 9,799 shares; James D. Bygland, 21,737 shares; Anders Giltvedt, 69,172 shares; William B. Loch, 41,569 shares; Jack E. Long, 34,728 shares; Xandra McKeown, 8,936 shares; J.F. Ouderkirk, 61,260 shares; David Prysock, 35,917 shares; Steven N. Spence, 6,000 shares; Robert D. Sznewajs, 213,120 shares; and by all directors and executive officers as a group, 556,122 shares.

(2) Share amounts include shares held under deferred compensation plans as to which participants have shared voting and dispositive power as follows: Lloyd D. Ankeny, 1,518 shares; Michael J. Bragg, 1,476 shares; James D. Bygland, 570 shares; William B. Loch, 2,019 shares; Jack E. Long, 4,858 shares; J. F. Ouderkirk, 3,404 shares; and Steven
          N. Spence, 1,206 shares.

(3) Share amounts include shares granted under the 2000 Restricted Stock Plan and the 2002 Stock Incentive Plan which, although not fully vested, possess full voting rights, as follows: Lloyd D. Ankeny, 3,028 shares; Michael J. Bragg, 3,028 shares; James D. Bygland, 1,896 shares; Anders Giltvedt, 4,709 shares; William B. Loch, 3,028 shares; Xandra McKeown, 2,133 shares; J. F. Ouderkirk, 3,028 shares; David Prysock, 2,067 shares; Steven N. Spence, 3,028 shares; and Robert D. Sznewajs, 14,452 shares; and by all directors and executive officers as a group, 44,285 shares.

(4) Based on information contained in the Schedule 13G filed February 13, 2003, by Banc Fund IV L.P., Banc Fund V L.P, and Banc Fund VI L.P., among others. Charles J. Moore is a principal in various investment entities formed to manage investments held by the listed limited partnerships. As such, Mr. Moore has voting and dispositive power over the listed securities.

(5) Share amounts include shares owned by the spouses of Michael J. Bragg, 19,147 shares; and William B. Loch, 9,476 shares. Each Director disclaims any beneficial ownership of the shares.

(6) Share amounts include the following shares held in accounts under Bancorp's 401(k) Plan: Anders Giltvedt, 226 shares; David Prysock, 556 shares; Robert D. Sznewajs, 186 shares; and by all directors and executive officers as a group, 969 shares.

(7) Share amount includes 27,034 shares held in trust for the benefit of Jack E. Long and 997 shares held in the J&L Nursery, Inc., Profit Sharing Plan for which Mr. Long serves as sole trustee and is the largest beneficiary.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock ("reporting persons") file reports with the Securities and Exchange Commission (the "SEC") with respect to beneficial ownership of Bancorp common stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filing requirements.

     We believe that all reporting persons made all filings required by Section 16(a) on a timely basis during 2002, based solely upon our review of the copies of filings which we received with respect to the year ended December 31, 2002, and written representations from reporting persons.

         PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. Although the selection of independent auditors is not required to be submitted to a vote of the shareholders by the Company's charter documents or applicable law, the Board has decided to ask the shareholders to ratify the selection. If the shareholders do not approve the selection of Deloitte & Touche LLP, the Board will ask the Audit Committee to reconsider its recommendation.

     Provided that a quorum is present, the selection of Deloitte & Touche LLP as the Company's independent auditors will be ratified if more votes are cast for the proposal than against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and shares not voted on this proposal by brokers or nominees will not be counted as voted for purposes of determining whether the proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF INDEPENDENT AUDITORS FOR 2003.

AUDITORS FOR FISCAL YEAR ENDED DECEMBER 31, 2002

     Deloitte & Touche LLP, independent certified public accountants, performed the audit of our consolidated financial statements for 2002. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

Fees Paid to Independent Auditors

     The following table sets forth the aggregate fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), for the years ended December 31, 2002, and December 31, 2001:

                                    Year Ended December 31, 2002        Year Ended December 31, 2001
         Description                        Amount Paid                         Amount Paid
         ------------                       -----------                         -----------

         Audit Fees                         $ 215,100                           $197,000
         Audit-Related Fees (1)             $  12,100                           $ 10,300
         Tax Fees(2)                        $  48,510                           $ 38,000
         All Other Fees                     $       0                           $ 22,269(3)(4)

          (1) Includes fees for services related to the audit of Bancorp's 401(k) Plan and due diligence regarding a potential corporate transaction.

          (2) Includes fees for services related to preparation of tax returns, tax compliance and planning.

          (3) Includes fees relating to certain financial information systems services provided in 2001.

          (4) The Audit Committee considered whether the provision of these services was compatible with maintaining the independence of our auditors and concluded that it was.

     In addition to the foregoing, the Company paid fees as outlined below to Arthur Andersen LLP ("Arthur Andersen") during the year ended December 31, 2001. Bancorp replaced Arthur Andersen as its independent auditors in July 2001.

               AUDIT FEES. Audit fees billed to us by Arthur Andersen during our 2001 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $54,000.

               OTHER FEES. Fees billed to us by Arthur Andersen during our 2001 fiscal year for all other non-audit services rendered to us, including tax related services, totaled $76,000.

     Under the Audit Committee's charter as revised in January 2003, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent auditors, subject to the de minimus exception found in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. The Audit Committee may delegate this pre-approval authority to a subcommittee, provided that all decisions made by a subcommittee are presented to the Audit Committee at its next meeting.

                            Report of Audit Committee

     The Audit Committee is comprised of five directors, all of whom are independent as defined under listing standards for companies whose stock is listed for trading on The Nasdaq Stock Market. A written charter governing the Audit Committee has been adopted by the Board of Directors and is attached as Appendix C to this proxy statement.

         In discharging its responsibilities, the Audit Committee:

          o Reviewed and held discussions with management and Deloitte & Touche relating to the Company's financial statements, the audit and financial reporting by Bancorp generally;

          o Discussed and reviewed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

          o Received from Deloitte & Touche a formal statement regarding independence consistent with Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche its independence.

     Based on the Audit Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                             Audit Committee Members

Steven N. Spence (Chair), Lloyd D. Ankeny, Duane C. McDougall, J.F. Ouderkirk, and Nancy Wilgenbusch


                                 OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation awarded or paid for the three years ended December 31, 2002, to the Chief Executive Officer and to the other four most highly compensated executive officers of Bancorp and its subsidiaries during 2002.


                           SUMMARY COMPENSATION TABLE

======================== ======= ========================== =============================== ====================

                                                                      Long Term
                                    Annual Compensation              Compensation
                                                                        Awards
======================== ======= ========================== =============================== ====================

                                                                                 Shares
       Name and                                                Restricted      Underlying        All Other
  Principal Position      Year     Salary      Bonus (1)    Stock Awards (2)    Options      Compensation (3)
------------------------ ------- ------------ ------------- ----------------- ------------- --------------------
Robert D. Sznewajs,       2002    $300,000      $330,000       $       0         44,240          $5,437
President and CEO         2001     275,000       275,000         102,480        102,868           5,250
                          2000     250,000             0         247,676        207,747               0
------------------------ ------- ------------ ------------- ----------------- ------------- --------------------
Anders Giltvedt,          2002    $163,596      $ 90,000       $       0         20,000          $5,437
EVP/Chief Financial       2001     160,000        80,000          34,587         24,139           5,250
Officer                   2000     119,997        50,000          78,975         66,938           3,600
------------------------ ------- ------------ ------------- ----------------- ------------- --------------------
Xandra McKeown,           2002    $135,204       $50,000       $       0          8,500          $5,367
EVP/Business Banking      2001     130,000        45,000          15,372          9,807           4,875
(4)                       2000      21,666        63,500          36,818          8,500               0
------------------------ ------- ------------ ------------- ----------------- ------------- --------------------
David Prysock,            2002    $132,500       $50,000       $       0          8,500          $3,975
EVP/Chief Credit          2001     125,000        35,000          15,372         10,910           3,750
Officer                   2000     112,007        25,000          33,425         15,326           3,360
------------------------ ------- ------------ ------------- ----------------- ------------- --------------------
James D. Bygland,         2002    $128,750       $40,000       $       0          7,000          $3,219
EVP/Chief Information     2001     125,000        30,000          12,810          7,715           3,126
Officer                   2000     123,870        20,000          33,413         12,544           3,154
------------------------ ------- ------------ ------------- ----------------- ------------- --------------------

(1) Except as indicated in note (4) below, listed amounts represent bonuses earned for services during the year shown but paid in a subsequent year.

(2) Represents the dollar value on the date of grant of restricted shares issued under the 2000 Restricted Stock Plan. No shares of restricted stock were granted to named executive officers in 2002. Aggregate restricted stock holdings of named executive officers as of December 31, 2002, are as follows:

                                       Restricted
                                     Stock Owned at      Value of Restricted
                                       12/31/2002              Stock
           Name                      (# of shares)        At 12/31/2002 ($)a
           ----                      --------------      --------------------

       Robert D. Sznewajs                 14,452              $218,948
       Anders Giltvedt                     4,709                71,341
       Xandra McKeown                      2,133                32,315
       David Prysock                       2,067                31,315
       James D. Bygland                    1,896                28,724

       a Based on the closing price of our common stock on December 31, 2002, $15.15.

       All restricted stock grants are subject to vesting over a three-year period in equal annual installments. Holders of restricted stock are entitled to receive dividends as declared whether or not such stock is vested.

(3)  Represents 401(k) Plan contributions paid by Bancorp during 2002.

(4) Ms. McKeown joined Bancorp in November 2000 and received a $63,500 signing bonus.

STOCK OPTIONS

     OPTION GRANTS. The following table sets forth certain information concerning individual grants of stock options under the 2002 Stock Incentive Plan (the "2002 Plan")to the named executive officers during the year ended December 31, 2002.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

====================================================================================== =============================

                                                                                           Potential Realizable
                                                                                                 Value at
                                                                                           Assumed Annual Rates
                                  Individual Grants                                           of Stock Price
                                                                                               Appreciation
                                                                                           for Option Term (1)
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------

                              Number of     % of Total
                             Securities       Options
                             Underlying     Granted to      Exercise     Expiration
           Name                Options       Employees     Price (3)        Date            5%            10%
                             Granted (2)
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------
Robert D. Sznewajs                44,240         12.79%        $14.67      5/21/12        $ 408,153      $1,034,340
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------

Anders Giltvedt                   20,000          5.78%        $14.67      5/21/12        $ 181,518       $ 467,604
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------

Xandra McKeown                     8,500          2.46%        $14.67     5/21/12           $78,420        $198,732
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------

David Prysock                      8,500          2.46%        $14.67     5/21/12           $78,420        $198,732
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------

James D. Bygland                   7,000          2.02%        $14.67      5/21/12          $64,581        $163,661
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------

(1) The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the SEC's proxy disclosure rules and do not reflect our estimate of future stock price performance.

(2) The Compensation Committee approves grants under the 2002 Plan to named executive officers. Otherwise, our stock incentive plan is administered by our Board of Directors generally based on recommendations from the Compensation Committee. The Compensation Committee reviews and recommends to the Board to whom options should be granted, as well as the number of shares and the exercise price. Options are generally exercisable at a price equal to the fair market value on the date of grant, become exercisable over a prescribed vesting period (generally three years), and expire at the end of ten years. Options may generally be exercised for a period of 90 days following termination of employment, other than in the event of retirement, death or disability, in which case options will remain exercisable for their stated term. Options held by employees terminated for cause terminate immediately.

(3) The option exercise price may be paid in cash, by surrendering for cancellation vested shares owned by the executive officer, in a cashless exercise, or a combination of the foregoing.

     OPTION EXERCISES. The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2002, and stock options held at year-end.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


  ==================== =============== ================================= ===================================
                           Shares                 Number of                           Value of
                        Acquired on              Unexercised                  Unexercised In-the-Money
         Name             Exercise           Options at Year End                     Options at
                                                                                    Year End (1)
  -------------------- --------------- --------------- ----------------- -----------------------------------

                                        Exercisable     Unexercisable     Exercisable      Unexercisable
  -------------------- --------------- --------------- ----------------- --------------- -------------------
  Robert D. Sznewajs         0             213,120         141,735          $892,718          $527,135
  -------------------- --------------- --------------- ----------------- --------------- -------------------

  Anders Giltvedt            0              69,172          41,905          $387,605          $122,529
  -------------------- --------------- --------------- ----------------- --------------- -------------------

  Xandra McKeown             0               8,936          17,871          $ 53,960          $ 54,937
  -------------------- --------------- --------------- ----------------- --------------- -------------------

  David Prysock              0              35,917          18,328          $149,031          $ 54,690
  -------------------- --------------- --------------- ----------------- --------------- -------------------

  James D. Bygland           0              21,737          14,234           $80,429           $40,838
  -------------------- --------------- --------------- ----------------- --------------- -------------------

(1) On December 31, 2002, the closing price of our stock was $15.15. For purposes of the table, stock options with an exercise price less than that amount are considered to be "in-the-money" and value is calculated based on the difference between this market price and the exercise price of the stock option multiplied by the total number of shares covered by in-the-money options.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information regarding shares of Bancorp common stock that may be issued upon exercise of options, warrants and rights under Bancorp's existing equity compensation plans and arrangements as of December 31, 2002. All of Bancorp's plans or arrangements under which equity compensation may be awarded have been approved by shareholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

-------------------------- ----------------------------    -----------------------------      ---------------------------------

                           A.  Number of securities to          B.  Weighted-average          C. Number of securities remaining
                               be issued upon exercise of       exercise price of outstanding    available for future issuance
                               outstanding options,                                            under equity compensation plans
                               warrants, and rights                                            (excluding securities reflected
                                                                                               in column A)
 Plan Category
-------------------------- ----------------------------    -----------------------------      ---------------------------------
Equity compensation
plans approved by
shareholders (1)                    1,935,937                           $11.53                                     1,318,310
-------------------------- ----------------------------    -----------------------------      ---------------------------------
Equity compensation
plans or arrangements
not approved by
shareholders                           0                                  N/A                                          0
-------------------------- ----------------------------    -----------------------------      ---------------------------------
         Total                      1,935,937                           $11.53                                     1,318,310
-------------------------- ----------------------------    -----------------------------      ---------------------------------

(1) Future grants may be made only under the 2002 Stock Incentive Plan. The number of shares shown in column C as available for future issuance includes 88,622 shares available for restricted stock grants.

                                   MANAGEMENT

     Information with respect to our executive management team, other than Mr. Sznewajs, appears below. Information relating to Mr. Sznewajs, who is also a director, can be found under "Proposal 3-Election of Directors". Each of the executive officers listed below serves in the position listed at both Bancorp and the Bank.

James D. Bygland, 41      Mr. Bygland was named Executive Vice President and
                          Chief Information Officer in June 2002. Prior to his promotion, Mr. Bygland served as Senior Vice President and Chief Information Officer. Prior to joining us in February 1998, Mr. Bygland served as a senior consultant and senior vice president at Sheshehoff
                          Management Services, a professional services company, from January 1997 through February 1998.

Anders Giltvedt, 43       Mr. Giltvedt joined us in April 2000 as Executive Vice
                          President and Chief Financial Officer. Mr. Giltvedt previously served in various positions at U.S. Bank beginning in 1988, including most recently as an Executive Vice President.

Kevin McClung, 32         Mr. McClung has served as Vice President and
                          Controller of Bancorp for more than five years.

Xandra McKeown, 45        Ms. McKeown was named an Executive Vice President of
                          Bancorp in January 2002. Ms. McKeown had previously been named an Executive Vice President of the Bank in June 2001. Prior to her promotion, Ms. McKeown served as a Senior Vice President. Before joining Bancorp in
                          November 2000, Ms. McKeown served as a Senior Vice
                          President for Business Banking at U.S. Bank for more than five years.

David Prysock, 59         Mr. Prysock has served as our Executive Vice President
                          and Chief Credit Officer since October 1998. Prior to that, Mr. Prysock served as Executive Vice President and Deposit and Loan Administrator with The Commercial
                          Bank.

EMPLOYMENT ARRANGEMENTS

     Below are summaries of certain agreements between our named executive officers and the Company or its subsidiaries. For additional information, please refer to the complete agreements included as exhibits to our reports filed with the SEC.

     ROBERT D. SZNEWAJS. On January 1, 2000, Bancorp entered into a change of control agreement with Robert D. Sznewajs in connection with his engagement as President and Chief Executive Officer. The change of control agreement had an initial three-year term but provides for automatic extension for one year on each anniversary date of the agreement.

     Under the change of control agreement, if a "change of control" of the Company occurs, the agreement provides for a three-year employment agreement for Mr. Sznewajs. Under the agreement that would come into effect upon a change of control, Mr. Sznewajs would receive an annual base salary at least equal to twelve times the highest monthly base salary paid to Mr. Sznewajs during the twelve-month period preceding a change of control, reviewable annually. In addition Mr. Sznewajs would be entitled to an annual bonus at least equal to his highest annual bonus for the three fiscal years preceding a change of control and to participate in all benefit plans on at least as favorable a level as was available to Mr. Sznewajs during the 120 days prior to a change of control.

     If, following a change of control, Mr. Sznewajs' employment is terminated by Mr. Sznewajs for "good reason" or by the Company without "cause," Mr. Sznewajs will receive severance in an amount equal to the compensation payable under the employment agreement provisions of his change of control agreement for a period of three years. Mr. Sznewajs may also receive the severance payment if he terminates the agreement for any reason within a 30-day period beginning one year after a change of control of the Company. The payment will be equal to three times the sum of Mr. Sznewajs' base salary (determined at the highest monthly rate paid in the twelve months preceding the change of control) and bonus (equal to the highest annual bonus paid in the preceding three years). In addition to the contract payout, (i) any stock options previously granted to Mr. Sznewajs will become immediately exercisable, (ii) Mr. Sznewajs will receive an amount equal to what he otherwise would have received under the Company's 401(k) Plan matching provisions for the next three years, and (iii) Mr. Sznewajs and his family will continue to receive health and welfare benefits from Bancorp (or its successor) for a three-year period.

     Defined terms under the agreement have the following meanings:


     o A "change of control" will be deemed to occur if (i) a person acquires 50% or more of the Company's outstanding common stock, (ii) individuals who constitute the Board at the time of the agreement cease at any time to constitute a majority of the Board of Directors of the Company, provided that individuals elected based on a nomination by the Board will be deemed to be incumbent directors for this purpose, (iii) the Company announces a reorganization, merger or consolidation or sale of all or substantially all of its assets, unless shareholders prior to such transaction continue to own 50% or more of the common stock of the resulting entity, or (iv) shareholders approve a liquidation of the Company.

     o "Cause" includes (i) a willful and continued failure to perform substantially duties with the Company following written demand by the Board or (ii) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     o "Good reason" includes (i) the assignment of duties inconsistent in any material respect with Mr. Sznewajs' position, authority, duties or responsibilities, (ii) material failure by the Company to comply with the compensation provisions of the agreement (subject to an exception for isolated, insubstantial failures that are promptly corrected),
          (iii) a requirement that Mr. Sznewajs be based more than 35 miles from the Company's headquarters prior to the occurrence of a change of control or required to travel to a substantially greater extent than required immediately prior to a change of control, (iv) a purported termination of Mr. Sznewajs by the Company, or (v) any failure by the Company to require any successor to assume and expressly agree to perform Mr. Sznewajs' employment agreement.

     If any payments under Mr. Sznewajs' change of control agreement are determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, Mr. Sznewajs will be entitled to reimbursement for such taxes on an after-tax basis. Under certain circumstances, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes.

     ANDERS GILTVEDT. On July 25, 2000, the Company also entered into a change of control agreement with Mr. Giltvedt. The agreement is identical in terms to the agreement with Mr. Sznewajs, except the initial term of the agreement was for a two-year term, which automatically extends for one year on each anniversary date of the agreement. In addition, all change of control payments are calculated on a two-year payout period.

SALARY CONTINUATION AGREEMENTS

     Bancorp and, as applicable, its subsidiaries, have entered into salary continuation agreements with certain of its named executive officers, including Mr. Bygland, Ms. McKeown, and Mr. Prysock. Under these agreements, the executive is entitled to receive a salary continuation payment if his or her employment is terminated (i) within 18 months (12 months in the case of Ms. McKeown) following a "change in control" (A) by the executive for good reason or (B) by Bancorp, other than for "cause," retirement, disability or death, or (ii) by Bancorp if termination occurs other than for cause, retirement, disability or death during the period beginning six months before signing a definitive agreement providing for a change in control, provided that a change in control actually occurs. The amount of the salary continuation payment is based on the executive's salary at the date of termination and his or her most recent annual bonus. This payment is payable on the later of the date the executive's employment terminates, or the date the change in control occurs. The payment amount is equal to the executive's base salary and bonus for 18 months for Messrs. Bygland and Prysock and 12 months for Ms. McKeown.

     Under the terms of the salary continuation agreements, a "change in control" will be deemed to occur if (i) a person acquires 50% or more of the Company's common stock, (ii) Bancorp merges with another entity and more than 50% of the stock of the resulting entity is owned by other than owners of the Company's common stock before the transaction, or (iii) a person acquires more than 50% of the Company's assets. "Good reason" is defined to include (a) any reduction in salary or benefits, which reduction is not generally applicable to all similarly situated employees, (b) a relocation or transfer to an office that would require the executive to commute more than 20 miles each way from his or her principal residence or (c) a material diminution in responsibilities. "Cause" means willful misfeasance or gross negligence in performance of duties, conviction of a crime in connection with duties, or conduct significantly and demonstrably harmful to the financial condition of the Company.

                          TRANSACTIONS WITH MANAGEMENT

     Various directors and officers of Bancorp, members of their immediate families, and firms in which they had an interest were customers of and had transactions with Bancorp's subsidiaries during 2002 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectability or present other unfavorable features.

                      REPORT OF THE COMPENSATION COMMITTEE

     Below is the report of the Compensation and Personnel Committee of the Board (the "Compensation Committee"). The Compensation Committee is comprised of independent directors and is responsible for establishing and administering the Company's executive compensation program and general compensation policies and incentive plans. This report covers compensation during 2002; there are no present plans to dramatically alter the Company's basic compensation philosophies and objectives in the near future.

     COMPENSATION PHILOSOPHY, OBJECTIVES AND STRUCTURE. The Compensation Committee's principal objective is to align executive compensation with shareholder value to the extent practicable. Key elements of this philosophy include:

     *    Establishing compensation plans that deliver pay commensurate with the
          Company's  performance,  as  measured  by  operating,   financial  and
          strategic objectives;

     * Providing significant equity-based incentives for executives to ensure that they are motivated over the long-term as owners, rather than just as employees; and

     * Providing compensation that rewards executives if shareholders receive an above-average return on their investment.

     Components of executive compensation include base salaries, annual incentive bonuses, stock options and restricted stock. Executive base salaries are structured to be competitive within the marketplace and are based on such factors as competitive considerations, tenure, and a subjective evaluation of performance and the nature of contributions by each executive. Annual incentive bonuses allow executives to earn additional compensation if performance goals are met. These goals are based on individual and Company performance objectives, which are set annually. Our incentive bonus plans are discretionary, allowing the Board latitude to weigh factors it considers important when considering executive incentive bonuses. Performance objectives generally are based on operating, financial and strategic goals, such as earnings per share, return on assets, return on equity, loan to deposit levels, asset quality, operating income, and efficiency ratio.

     Consistent with our long-term incentive strategy, the Compensation Committee awards stock options to employees of the Company and its subsidiaries under the 2002 Stock Incentive Plan, which was approved by shareholders in 2002 and replaced the 1999 Stock Option Plan. Most grants under the 2002 Plan are incentive stock options exercisable at the then current market price of the common stock, providing additional incentive for recipients to build shareholder value since recipients only receive value from these grants if our common stock appreciates. The Company also makes restricted stock grants under its 2002 Plan for similar reasons.

     BASE SALARIES. The Compensation Committee establishes the CEO's salary by comparison to the salaries of chief executive officers of comparable peer bank holding companies located in the Western United States. The Compensation Committee uses the services of an outside consultant who compiles salary data for a group of approximately ten similarly situated companies to assist in determining salaries for the CEO and other members of executive management. Mr. Sznewajs' base salary for 2002 was $300,000. This amount was slightly above the median for the peer group. The Compensation Committee determined this salary was appropriate based on the Company's performance and Mr. Sznewajs' considerable previous experience.

     ANNUAL INCENTIVE BONUSES. The Compensation Committee determines the CEO's annual cash bonus based on performance objectives established by it on an annual basis and other factors. Mr. Sznewajs was paid a bonus of $330,000 for 2002, a figure that was near the the top of amounts paid as bonus for 2001 to executives in the Company's peer group. The Compensation Committee based its bonus decision on Bancorp's meeting certain performance objectives established by the Board and on subjective standards. Other executive bonuses for 2002 were determined by the Compensation Committee based on achievement of individual and Company-wide performance goals and subjective factors.

     OPTIONS. Our long-term incentive program includes the 2002 Stock Incentive Plan. The Compensation Committee believes that stock options are an essential element of executive compensation because they focus management's attention on shareholder interests and increasing shareholder value. Options are also used for recruiting purposes. In 2002, the Company granted varying amounts of stock options to each of its executive officers. The amount of stock options granted to officers in 2002 were based upon individual performance, the executive's potential, and the executive's role in implementing important Company projects. Options granted in 2002 vest one-third annually over a three-year period and expire in ten years.

     RESTRICTED STOCK. The 2002 Stock Incentive Plan permits restricted stock awards covering up to an additional 88,622 shares of common stock. Restricted stock provides the Compensation Committee with a second important tool to attract and retain key employees and to further align the interests of management with those of our shareholders. Restricted stock awards are designed to strengthen the mutuality of interests between Bancorp's shareholders and employees by providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp. During 2002, no restricted share awards were granted to executive officers of Bancorp.

     POLICY WITH RESPECT TO $1 MILLION DEDUCTION LIMIT. Provisions of the Internal Revenue Code limit the deductibility of compensation in excess of $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Compensation Committee strives to qualify executive compensation for deductibility to the extent consistent with the best interests of the Company, but deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

     CONCLUSION. The Compensation Committee believes the Company's executive compensation policies and programs serve the interests of our shareholders and Bancorp effectively. The various pay vehicles offered are balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing the value of our company for the benefit of shareholders.

                COMPENSATION COMMITTEE MEMBERS - FISCAL YEAR 2002

           Jack E. Long (Chair), Lloyd D. Ankeny, and William B. Loch

Five Year Performance Graph

     The following chart compares the yearly percentage change in the cumulative shareholder return on our Common Stock during the five years ended December 31, 2002, with (1) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and (2) the Total Return Index for NASDAQ Bank Stocks, in each case as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1997, in our Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends.

[Graphic Omitted]


--------------------------------------------------------------------------------------------------------------------
                                                                        Period Ending
--------------------------------------------------------------------------------------------------------------------
Index                                         12/31/97    12/31/98     12/31/99    12/31/00    12/31/01    12/31/02
--------------------------------------------------------------------------------------------------------------------
West Coast Bancorp                              100.00       92.28        66.13       53.86       78.73       87.41
--------------------------------------------------------------------------------------------------------------------
NASDAQ - Total US*                              100.00      140.99       261.48      157.42      124.89       86.33
--------------------------------------------------------------------------------------------------------------------
NASDAQ Bank Index*                              100.00       99.36        95.51      108.95      117.97      120.61
--------------------------------------------------------------------------------------------------------------------
*Source:  CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago
2002.

 Used with permission.  All rights reserved.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company before November 23, 2003, for inclusion in the 2004 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 6, 2004, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

                              HOUSEHOLDING MATTERS

     Bancorp is delivering one annual report and proxy statement to households at which two or more shareholders reside who share the same last name or whom the Company reasonably believes to be members of the same family unless it has been notified that you prefer to receive individual copies of such documents. This practice is referred to as "householding."

     We will deliver a separate copy of this annual report and proxy statement to a shareholder at a shared address to which a single copy was delivered upon oral or written request. If you object to householding and wish to receive individual copies of these and other documents, you may call Wells Fargo Bank Minnesota, N.A., our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number located on your proxy card or dividend reinvestment statement, and the Company number: 210. You may also call us directly at (503) 684-0884 or write us at West Coast Bancorp, 5335 S.W. Meadows Road, Suite 201, Lake Oswego, Oregon 97035, Attn: Corporate Secretary. If you received multiple copies and share an address with other shareholders and would like to request delivery of a single copy, please contact us or our transfer agent as described above.

                          ANNUAL REPORT TO SHAREHOLDERS

         ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to Richard R. Rasmussen, Corporate Secretary of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, OR 97035.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

     FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE SHAREHOLDER. Shareholders with shares registered directly with Wells Fargo may vote telephonically by calling Wells Fargo at (800) 240-6326 or you may vote via the Internet at www.eproxy.com/wcbo/.

     FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Wells Fargo for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. Votes submitted via the Internet through the ADP program must be received by 12:00 p.m. (noon) (EDT) on April 22, 2003. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

     The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet through either Wells Fargo or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.



March 21, 2003                         BY ORDER OF THE BOARD OF DIRECTORS



                                       Richard R. Rasmussen, Secretary

                                                                     Appendix A
                                [GRAPHIC OMITTED]



                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                              OF WEST COAST BANCORP


     Article IIIB of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

     B. Terms of Directors. Beginning with the directors elected to the corporation's 2003 annual meeting of shareholders, each director shall serve for a term ending on the date of the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

                                                                     Appendix B
                                [GRAPHIC OMITTED]



                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                              OF WEST COAST BANCORP

Article IIB of the Restated Articles of Incorporation is hereby amended to read in its entirety* as follows:

B. Preferred Stock.  10,000,000  shares of preferred stock issuable from time to time in one or more series as permitted by law and the provisions of the articles of incorporation as may be determined from time to time by the board of directors (or a committee of the board of directors or an officer duly authorized to take such action) and stated in a resolution or resolutions authorizing the issuance of shares of such series prior to the issuance of any such shares; provided that such issuance shall be subject to the affirmative vote of the holders of a majority of the shares present and entitled to vote at a meeting at which such action is submitted for approval if the board of directors has received notice of or is otherwise aware of any transaction or other event pursuant to which (i) any "person" (as such term is used in Sections 13(d) and 14(d) or any successor provisions of the Securities Exchange Act of 1934 and the Securities and Exchange Commission's rules and regulations pursuant thereto (collectively, the "Exchange Act")), other than the corporation, a subsidiary of the corporation, an employee benefit or similar plan sponsored by the corporation, or a person permitted to file reports of beneficial ownership of the corporation's common stock on Schedule 13G under the Exchange Act, is or proposes to become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing 10 percent or more of the combined voting power of the corporation's then outstanding securities or (ii) the corporation or any of its subsidiaries representing 50 percent or more of its assets would be a party to a merger or consolidation in which less than 50 percent of the outstanding voting securities of the surviving or resulting corporation or such surviving or resulting corporation's parent would be owned in the aggregate by persons who were shareholders of the corporation immediately prior to such merger or consolidation:

     1. Issuance in Series. The board of directors (or a committee of the board of directors or an officer duly authorized to take such action) shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established, including, without limitation, the rate of dividend, whether the dividend shall be cumulative, whether shares may be redeemed and, if so, the redemption price and the terms and conditions of the redemption, the amount payable upon shares in the event of voluntary or involuntary liquidation, sinking fund provisions, if any, for the redemption or purchase of shares, the terms and conditions, if any, on which shares may be converted, and voting rights, if any.

*New language in italics.

     2. Dividends. The holders of shares of preferred stock of a series shall be entitled to receive dividends, out of funds legally available therefor, at the rate and at the time or times as may be provided in respect of a particular series of preferred stock. If such dividends shall be cumulative, and if dividends shall not have been paid, then the deficiency shall be fully paid or the dividends declared and set apart for payment before any dividends on the common stock shall be paid or declared and set apart for payment. Unless otherwise provided in respect of a particular series of preferred stock, the holders of the preferred stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

     3. Redemption. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of a particular series of preferred stock. In any event, preferred stock may be repurchased by the corporation to the extent legally permissible.

     4. Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the common stock, the holders of the preferred stock of a series shall be entitled to be paid the preferential amount or amounts as may be provided in respect of a particular series of preferred stock per share and dividends accrued thereon to the date of such payment. The holders of the preferred stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided in respect of a particular series of preferred stock.

     5. Conversion. Shares of a particular series of preferred stock may be convertible or converted into common stock or other securities of the corporation on such terms and conditions as may be provided in respect of that series.

     6. Voting Rights. Holders of preferred stock of a series shall have such voting rights not in excess of one vote per share as may be provided in respect of a particular series of preferred stock.

*New language in italics.

                                                                     Appendix C
                                [GRAPHIC OMITTED]

                     WEST COAST BANCORP AND WEST COAST BANK

            CHARTER OF THE AUDIT, COMPLIANCE AND GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            Adopted: January 28, 2003

                                 I. ORGANIZATION

PURPOSE

The Audit, Compliance and Governance Committee is appointed by the Board of Directors of West Coast Bancorp and West Coast Bank (the "Company"). The Committee shall be responsible for the appointment, compensation, and oversight of the Company's independent auditors. The Committee shall also assist the Board of Directors in:

     1)   Fulfilling the Board's responsibility for oversight of the quality and
          integrity  of  the  financial   accounting,   auditing  and  reporting
          practices of the Company;

     2) Promoting the best interests of the Company and its shareholders through implementation of sound principles and practices of corporate governance; and

     3) Performing such other duties as are from time to time requested by the Board of Directors.

This Charter supplements the provisions of the Company's Bylaws and further defines the role, authority and responsibility of the Committee.

COMMITTEE MEMBERSHIP AND INDEPENDENCE

The Committee shall consist of at least three members. Members of the Committee shall be appointed annually by the Board of Directors and may be removed or replaced by the Board. Vacancies on the Committee shall be filled by the Board of Directors.

Members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission ("SEC"), and other applicable law. At least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

Members of the Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independent judgment. Other than in their capacity as members of the Board of Directors, members of the Committee may not be affiliates, officers or employees of the Company or any of its subsidiaries and may not accept from the Company any consulting, advisory or other compensatory fees.

MEETINGS, QUORUM, INFORMAL ACTIONS, MINUTES

The Committee shall meet on a regular basis, but not less frequently than quarterly. Special meetings may be called by the Chair of the Committee. A majority of the members of the Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Committee. Written minutes shall be kept for all formal meetings of the Committee.

The Committee may act by unanimous written consent without a meeting, and may conduct meetings via conference telephone or similar communication equipment. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, as, for example, review of press releases announcing results of the Company's operations. The Committee may conduct informal inquiries and studies without the necessity of formal meetings.

COMMITTEE ADVISORS

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

RELIANCE UPON OFFICERS, EMPLOYEES AND ADVISORS

In performing their responsibilities under this Charter, Committee members are entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by:

     o One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

     o Legal counsel, independent auditors, or other persons (including, without limitation, independent advisors retained by the Committee) as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

     o Other committees of the Company's Board of Directors, of which the Committee member is not a member, if the Committee member reasonably believes such other committee merits confidence.

COMMITTEE REPORTING

The Committee shall:

     o Regularly report to the Board of Directors with respect to the Committee's activities and recommendations.

     o Annually review and reassess the adequacy of this Charter and recommend to the Board for approval any necessary or appropriate amendments to the Charter.

     o Annually prepare the report of an audit committee required by the rules of the SEC to be included in the Company's proxy statement with respect to the annual meeting of shareholders.

                II. FINANCIAL ACCOUNTING, AUDITING AND REPORTING

AUTHORITY AND RESPONSIBILITIES

The Committee shall have the sole authority to appoint or replace the Company's independent auditor. The Board of Directors may, in its discretion, determine to submit to shareholders for approval or ratification the appointment by the
Committee of the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate to a subcommittee the authority to approve or disapprove audit and permitted non-audit services, provided that decisions of such subcommittee shall be presented to the full Committee at its next scheduled meeting.

Members of the Committee shall meet periodically with officers or employees of the Company and its subsidiaries, with the Company's independent auditors and with the Director of the Company's Internal Audit Department. The Committee shall periodically meet with the Company's independent auditor and the internal auditor in executive sessions without the presence of management. The Committee shall be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, or are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Ethical Conduct.

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

The following activities are set forth as guidelines for the Committee in performing its responsibilities with respect to financial statement and disclosure matters. The Committee may diverge from these guidelines as it considers appropriate. The Committee is authorized to:

     o Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management's Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

     o Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     o Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     o    Review and discuss quarterly reports from the independent auditors on:

          o    Critical accounting policies and practices to be used.

          o Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          o Material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     o Discuss with management the Company's earnings press releases, including the use of any "pro forma" or "adjusted" non-GAAP information, as well as any financial information or earnings guidance provided by the Company to analysts or rating agencies. (Such discussions may consist primarily of a discussion of the general kinds or categories of information to be disclosed and the types of presentations to be made.)

     o Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any "off-balance sheet" transactions on the Company's financial statements.

     o Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     o    Review  disclosures  made  to the  Committee  by the  Company's  Chief
          Executive Officer and Chief Financial Officer during their certification process for the Company's reports on SEC Forms 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     o Require the Company's Chief Executive Officer and Chief Financial Officer shall promptly report to the Committee any failure to certify the Company's reports on SEC Forms 10-K and 10-Q in a timely fashion.

     o Review the procedures followed to support and facilitate certification of the Company's annual and quarterly reports by the Company's Chief Executive Officer and Chief Financial Officer.

     o Review and discuss with management and/or the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

     o Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

The Committee shall oversee the independence and performance of the Company's independent auditor. Without limitation, the Committee shall:

     o Obtain and review a report from the independent auditor at least annually regarding:

          o    the independent auditor's internal quality-control procedures,

          o any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

          o    any steps taken to deal with any such issues, and

          o    all  relationships   between  the  independent  auditor  and  the
               Company, consistent with Independence Standards Board Standard No. 1.

     o Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors.

     o Report its conclusions with respect to the independent auditor to the Board of Directors.

     o Discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

     o Require rotation of the audit partners as required by applicable law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     o Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     o Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF INTERNAL AUDIT FUNCTION

The Committee shall perform an oversight role with respect to the Company's internal audit function and shall review the significant reports prepared by the Internal Auditing Department and management's responses. The Committee shall be consulted with respect to the appointment, dismissal or replacement of the Director of the Internal Auditing Department. Members of the Committee shall meet periodically with the Director.

COMPLAINT PROCEDURES

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.


                            III. CORPORATE GOVERNANCE


The following activities are set forth as guidelines for the Committee in performing its corporate governance responsibilities. The Committee may diverge from these guidelines as it considers appropriate. The Committee shall:

GOVERNANCE POLICIES AND PROCEDURES GENERALLY

     o Monitor and review the appropriateness of the Company's principles and practices of corporate governance and make such recommendations as the Committee considers appropriate.

     o Review and assess the Company's compliance with corporate governance requirements established by the Nasdaq Stock Market (or such other market as shall be the principal trading market for the Company's securities) and the requirements established pursuant to the Sarbanes-Oxley Act of 2002, by bank regulatory authorities and related banking laws and regulations or otherwise applicable to the Company or its subsidiaries or affiliates.

     o Monitor the Board's compliance with any commitments made to the Company's regulators or otherwise regarding change in corporate governance practices.

QUALIFICATIONS OF DIRECTORS

     o Recommend to the Board standards for determining outside director independence consistent with the requirements of the Nasdaq Stock Market (or such other market as shall be the principal trading market for the Company's securities) and other legal or regulatory requirements for corporate governance and review and assess these standards on a periodic ongoing basis.

     o Recommend to the Board of Directors a retirement policy for directors and a policy relating to directors who have experienced a change in professional responsibilities from those held at the beginning of their tenure as directors of the Company.

BOARD COMMITTEES

     o Recommend to the Board such changes to the Board's committee structure and committee functions as the Committee considers advisable.

     o Confirm that each standing committee of the Board has a charter in effect and that such charter is reviewed at least annually by its committee.

     o    Annually review the Committee's own performance

BOARD EVALUATION

     o    Review and assess the quality and clarity of the information  provided
          to  the  Board  of  Directors   and  the   Committee   and  make  such
          recommendations to management as the Committee considers appropriate.

     o    Evaluate the  effectiveness  of the Board's  oversight  of  management
          activities   and  the  major   operations   of  the  Company  and  its
          subsidiaries and affiliates.

     o Review and assess the Board's effectiveness in monitoring exceptions to Board-approved policies and guidelines.

     o Review Board and committee processes for assessing the adequacy and completeness of their respective minutes, the process for the review and approval of such minutes and the retention of such minutes and any related materials presented to the Board or its committees for review.

     o Receive comments from directors and report annually to the Board of Directors with an assessment of the Board's performance, to be discussed with the full Board of Directors near or following the end of each fiscal year.

SHAREHOLDER PROPOSALS AND CHARTER AMENDMENTS

     o    Review shareholder  proposals which are duly and properly submitted to
          the  Company  and  recommend   appropriate  action  to  the  Board  of
          Directors.

     o    Review  any  proposed   amendments  to  the   Company's   Articles  of
          Incorporation or Bylaws and recommend appropriate action to the Board of Directors.

                            IV. COMPLIANCE OVERSIGHT

In aid of the Committee's role in assisting the Board of Directors in the oversight of the integrity of the Company's financial statements and compliance with legal and regulatory requirements, the Committee shall, if appropriate in the Committee's judgment:

     o Consider and resolve questions of possible conflicts between the interests of the Company and the interests of Board members or executive officers of the Company, including, without limitation, matters involving corporate opportunities of the Company.

     o Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (dealing with certain illegal acts) has not been implicated.

     o Obtain reports from management, the Director of the Company's Internal Auditing Department and the independent auditor that the Company and its affiliated entities conform to applicable legal requirements and the Company's Code of Ethical Conduct.

     o Review reports and disclosures of insider and affiliated party transactions.

     o    Advise the Board of Directors  with respect to the Company's  policies
          and  procedures   regarding   compliance   with  applicable  laws  and
          regulations and with the Company's Code of Ethical Conduct.

     o Review the report of each examination made by bank supervising authorities and management's responses thereto.

                                                                PRELIMINARY COPY

                               WEST COAST BANCORP

                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           This Proxy Is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert D. Sznewajs and Richard R. Rasmussen as Proxies, each with the power to act alone and with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of West Coast Bancorp (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2003, or at any adjournment of the meeting.

1. Approval of Amendment of the Company's Restated Articles of Incorporation (the "Articles") to provide for a single class of directors to serve one-year terms of OFFICE.

              |  | For         |  | Against                |  | Abstain

2. Approval of Amendment of the Articles to limit the authority of the Board of Directors to authorize the issuance of the Company's preferred stock in specified circumstances.

              |  | For         |  | Against                |  | Abstain


3. ELECTION OF DIRECTORS (Please complete both a. and b. below)

         a. Election of Ten Directors to a one-year term (if the amendment to the Articles in Item 1 above IS approved by shareholders):

           Lloyd D. Ankeny         |  | Vote FOR            |  | Vote WITHHELD
           Michael J. Bragg             all nominees           from all nominees
           William B. Loch             (except as marked)
           Jack E. Long
           Duane C. McDougall
           Steven J. Oliva
           J. F. Ouderkirk
           Steven N. Spence
           Robert D. Sznewajs
           Nancy Wilgenbusch

To withhold authority to vote for any nominee, please strike a line through the name or names in the list above.

         b. Election of Four Directors to a three-year term and One Director to a two-year term (if the amendment to the Articles in Item 1 above IS NOT approved by shareholders):

         Lloyd D. Ankeny (3 yrs)        |  | Vote FOR      |  | Vote WITHHELD
         Duane C. McDougall (3 yrs)         all nominees       from all nominees
         Steven J. Oliva (2 yrs)           (except as marked)
         Robert D. Sznewajs (3 yrs)
         Nancy Wilgenbusch (3 yrs)

To withhold authority to vote for any nominee, please strike a line through the name or names in the list above.

4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2003.

           |  | For         |  | Against                |  | Abstain

         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.

     Management knows of no other matters that are likely to be brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

     The Board of Directors recommends a vote "FOR" the listed proposals.

     The undersigned acknowledges receipt of the 2003 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.


                        , 2003
------------------------
                                   --------------------------------------

                                   --------------------------------------

                                   --------------------------------------


                                   WHEN SIGNING AS ATTORNEY, EXECUTOR, OFFICER, TRUSTEE, GUARDIAN, OR OTHER CAPACITY, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.